Exhibit 99.1

23andMe Announces Redemption of All Outstanding Warrants

SUNNYVALE, Calif., November 22, 2021 — 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company, today announced that it will redeem all of its outstanding warrants (the “Public Warrants”) to purchase shares of Class A common stock of 23andMe that were issued under the Warrant Agreement, dated October 1, 2020 (the “Warrant Agreement”), by and between 23andMe and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in the initial public offering (the “IPO”) of 23andMe, which was formerly known as VG Acquisition Corp., and that remain outstanding at 5:00 p.m. New York City time on December 22, 2021 (the “Redemption Date”) for a redemption price of $0.10 per Public Warrant. In addition, 23andMe will redeem all of its outstanding warrants to purchase Class A common stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) on the same terms as the outstanding Public Warrants.

Under the terms of the Warrant Agreement, 23andMe is entitled to redeem all of the outstanding Public Warrants at a redemption price of $0.10 per Public Warrant if (i) the last sales price (the “Reference Value”) of the Class A common stock equals or exceeds $10.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given and (ii) if the Reference Value is less than $18.00 per share, the Private Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. At the direction of 23andMe, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Warrants.

The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Class A common stock underlying such Warrants. Payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Class A common stock, or (ii) on a “cashless basis,” in which the exercising holder will receive a number of shares of Class A common stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the volume weighted average price (the “Redemption Fair Market Value”) of the Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to holders of Warrants. 23andMe will provide holders of the Warrants with the Redemption Fair Market Value no later than one business day after such ten-trading-day period ends. In no event will the number of shares of Class A common stock issued in connection with an exercise on a cashless basis exceed 0.361 shares of Class A common stock per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Class A common stock, the number of shares that the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant.

None of 23andMe, its board of directors, or employees has made or is making any representation or recommendation to any holder of the Warrants as to whether to exercise or refrain from exercising any Warrants.

23andMe has filed a registration statement on Form S-1 (Registration No. 333-257768) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) relating to the offer and sale of the shares of Class A common stock underlying the Warrants under the Securities Act of 1933, as amended, which Registration Statement previously has been declared effective by the SEC.

The SEC maintains an Internet website, www.sec.gov, through which copies of filings that 23andMe makes with the SEC, including the prospectus filed as part of the Registration Statement, are available.

Questions concerning redemption and exercise of the Warrants can be directed to the Warrant Agent at 1 State Street 30th Floor, New York, NY 10004-1561, by telephone at (212) 509-4000 or by email at reorg@continentalstock.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of 23andMe’s securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About 23andMe

Founded in 2006 and headquartered in Sunnyvale, California, 23andMe is a leading consumer genetics and research company. 23andMe’s mission is to help people access, understand, and benefit from the human genome. 23andMe has pioneered direct access to genetic information as the only company with multiple U.S. Food and Drug Administration authorizations for genetic health risk reports. 23andMe has created the world’s largest crowdsourced platform for genetic research, with 80% of its customers electing to participate. The 23andMe research platform has generated more than 180 publications on the genetic underpinnings of a wide range of diseases, conditions, and traits. The platform also powers the 23andMe therapeutics group, which is currently pursuing drug discovery programs rooted in human genetics across a spectrum of disease areas, including oncology, respiratory, and cardiovascular diseases, in addition to other therapeutic areas. More information is available at www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expectations regarding the redemption of the Warrants. All statements, other than statements of historical fact, included or incorporated in this press release, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on 23andMe’s current expectations and beliefs concerning future developments and their potential effects, but there can be no assurance that these will be as anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the redemption of the Warrants, as well as those factors described in the “Risk Factors” section and other sections of 23andMe’s most recent Quarterly Report on Form 10-Q and other current and periodic reports 23andMe files with the SEC from time to time. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as required by law, 23andMe does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contacts

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com